Exhibit 21.1

NIELSEN HOLDINGS PLC - SUBSIDIARIES/JOINT VENTURES

Company Name	Country
Subsidiaries
AGB America S.A.	Anguilla
Gracenote Argentina S.R.L.	Argentina
The Nielsen Company (Australia) Pty Ltd	Australia
Nielsen Television Audience Measurement Pty Ltd	Australia
NetRatings Australia Pty Limited	Australia
The Nielsen Company (Holdings) Pty Limited	Australia
Repucom International Pty Ltd	Australia
Repucom Investments Pty Ltd	Australia
Nielsen Sports Pty Ltd	Australia
H W W Pty Limited	Australia
Landsberry & James Marketing Pty Limited	Australia
Nielsen Sports Belgium SA	Belgium
Nielsen Media Belgium SRL	Belgium
Nielsen eRatings.com do Brasil Ltda	Brazil
PointLogic Latin America Desenvolvimento e Consultoria de Sistemas Ltda.	Brazil
Repucom Brasil Participações Ltda	Brazil
Gracenote Brasil Metainformacao Limitada	Brazil
Nielsen Serviços de Mídia Brasil Ltda	Brazil
Nielsen Admosphere Bulgaria JSC	Bulgaria
Nielsen Sports Canada, Inc.	Canada
7266782 Canada Inc	Canada
SportsDirect Inc	Canada
Gracenote Canada, Inc	Canada (British Columbia)
Nielsen Media Research Limited	Canada (Nova Scotia)
Nielsen Digital Solutions	Cayman Islands
IBOPE eRatings.com Latin America*	Cayman Islands
The Nielsen Company (Shanghai) Limited (in Chinese: 上海尼尔森市场研究有限公司)*	China
Infostrada Technology Harbin Ltd (in Chinese: 哈尔滨英佛斯特拉达科技开发有限公司)	China
AGB Nielsen Media Research Ltd.*	Croatia
Nielsen Audience Measurement (Cyprus) Ltd.	Cyprus
RPJV The Retail Plus Company Limited	Cyprus
Nielsen Admosphere, a.s.	Czech Republic
Adwind Software, a.s.	Czech Republic
EPG Systems ApS	Denmark
Nielsen Media Denmark ApS	Denmark
Nielsen IBOPE Dominicana, S.R.L.*	Dominican Republic
Finnpanel Oy*	Finland
Nielsen Sports France Sarl	France
Nielsen Media Services France S.A.S.	France
Nielsen Media France S.A.S.	France

TVTY SA	France
Holimetrix SAS	France
VNU Business Publications Deutschland GmbH	Germany
Nielsen Sports Deutschland GmbH	Germany
Nielsen Media Germany GmbH	Germany
Nielsen Media Services GmbH	Germany
Gracenote GmbH	Germany
Refined Labs GmbH	Germany
VNU Holding (Deutschland) GmbH	Germany
The Nielsen Company (Greece) Audience Measurement and Market Research Single Member Societe Anonyme (Corporate Name), The Nielsen Company (Greece) Single Member S.A. (Distinctive Title)	Greece
Organotiki S.A.*	Greece
Gracenote Limited	Hong Kong
Nielsen Media Hong Kong Limited	Hong Kong
Nielsen Közönségmérés Kft.	Hungary
TAM Media Research Private Limited*	India
Nielsen Media India Private Ltd.	India
Arbitron Technology Services India Private Ltd.	India
Nielsen Sports India Private Limited*	India
Tribune Digital Ventures Software Development Center India Private Limited	India
What's On India Media Private Limited	India
Visual IQ Techno Services India Private Limited	India
PT. Nielsen Audience Measurement	Indonesia
Nielsen Media Watch Ireland Limited	Ireland
Nielsen Innovate Fund, LP#	Israel
Nielsen Innovate Ltd.#	Israel
eXelate Media Ltd.	Israel
vBrand Ltd	Israel
AGB Nielsen Media Research Holding S.p.A.	Italy
Nielsen Sports Italia Srl	Italy
Nielsen Media Services Italy S.r.l.	Italy
Nielsen Media Italy S.r.l.	Italy
Nielsen Digital Co., Ltd.*	Japan
Nielsen Sports Japan K.K.	Japan
Gracenote KK	Japan
Nielsen Media Japan GK	Japan
Television Information Technology Company LLC	Jordan
Nielsen Media Korea LLC	Korea
Gracenote Korea Ltd	Korea
The Nielsen Company (Luxembourg) S.à.r.l.	Luxembourg
Nielsen Luxembourg S.à.r.l.	Luxembourg
Nielsen Holdings Luxembourg S.à.r.l.	Luxembourg
Nielsen Audience Measurement Sdn. Bhd.	Malaysia
The Nielsen Company (Mauritius) Limited	Mauritius

Nielsen Ibope Mexico, S.A. de C.V.*	Mexico
Nielsen Media Mexico, S. de R.L. de C.V.	Mexico
Nielsen Media Myanmar Ltd.*	Myanmar
Nielsen B.V.	Netherlands
AGB Nielsen Media Research B.V.	Netherlands
Nielsen Media Research B.V.	Netherlands
Nielsen Holding and Finance B.V.	Netherlands
Valcon Acquisition B.V.	Netherlands
AGB Netherlands C.V.	Netherlands
AGB Nielsen Media Research TAM Holding B.V.	Netherlands
RSMG Insights Coöperatief U.A.	Netherlands
Nielsen Sports Nederland B.V.	Netherlands
Gracenote Netherlands Holdings B.V.	Netherlands
Infostrada Statistics B.V.	Netherlands
Infostrada Concepts B.V.	Netherlands
Gracenote Netherlands B.V.	Netherlands
Nielsen Finco B.V.	Netherlands
The Nielsen Company B.V.	Netherlands
Nielsen SpinCo B.V.	Netherlands
Nielsen Innovate B.V.*	Netherlands
VNU International B.V.	Netherlands
AGB Nielsen Media Research (New Zealand) Limited.	New Zealand
Nielsen Media Research AS	Norway
AGB Panamericana, S.A.	Panama
AGB Nielsen Media Research (Philippines) Inc.*	Philippines
AGB Nielsen Media Research Sp. z o.o.	Poland
Nielsen Media Services Poland Sp.z o.o.	Poland
Nielsen IBOPE Puerto Rico Inc.*	Puerto Rico
Nielsen Media QFC LLC	Qatar
Nielsen Media Russia LLC	Russia
Nielsen Media Saudi Limited	Saudi Arabia
Nielsen Audience Measurement DOO Beograd	Serbia
The Nielsen Company (Singapore) Principal Pte. Ltd.	Singapore
Nielsen Sports Singapore Pte Ltd	Singapore
Tribune Digital Ventures Singapore Pte Ltd	Singapore
Nielsen Admosphere Slovakia, s.r.o.	Slovakia
NIELSEN LAB, razvoj tehnologij za raziskavo medijev, d.o.o.	Slovenia
AGB Nielsen, medijske raziskave, d.o.o*	Slovenia
AGB Nielsen Media Research (South Africa) (Pty) Limited*	South Africa
Nielsen Sports España S.L.U.	Spain
Nielsen Media Services Spain, S.L.	Spain
TVTY Spain S.L	Spain
Nielsen Media Services Sweden AB	Sweden

Nielsen Media Sweden AB	Sweden
Nielsen International SA	Switzerland
Media Focus Schweiz Gmbh*	Switzerland
AGB Nielsen Media Research (Taiwan) Ltd.	Taiwan
AGB Nielsen Media Research (Thailand) Ltd.*	Thailand
AGB-CDI Trinidad and Tobago Limited	Trinidad and Tobago
Nielsen Audience Measurement Piyasa Arastirma Hizmetleri A.S.	Turkey
The Nielsen Company Medya Yayıncılık ve Tanıtım Hizmetleri Anonim Şirketii	Turkey
Nielsen Media Ukraine LLC	Ukraine
Nielsen Media Middle East FZ-LLC	United Arab Emirates
VNU Holdco (UK) Limited	United Kingdom
Nielsen Media Research Limited	United Kingdom
NetRatings UK Limited	United Kingdom
Nielsen Sports UK and Ireland Limited	United Kingdom
Visual IQ (UK) Limited	United Kingdom
Advertising Intelligence Limited	United Kingdom
Sorenson Media Limited	United Kingdom
TVTY UK Ltd	United Kingdom
NetRatings, LLC	United States/DE
NMR Investing I, Inc.	United States/DE
NMR Licensing Associates LP	United States/DE
Athenian Leasing Corporation	United States/DE
ACN Holdings Inc.	United States/DE
ACNielsen Corporation	United States/DE
A. C. Nielsen Company, LLC	United States/DE
A.C. Nielsen (Argentina) S.A.	United States/DE
ART Holding, L.L.C.	United States/DE
CZT/ACN Trademarks, L.L.C.	United States/DE
ACNielsen eRatings.com	United States/DE
The Nielsen Company (US), LLC	United States/DE
Nielsen Finance LLC	United States/DE
Nielsen Finance Co.	United States/DE
Nielsen Mobile, LLC	United States/DE
Nielsen Audio, Inc.	United States/DE
TVaura Mobile LLC*	United States/DE
NC Ventures, LLC*	United States/DE
Arbitron Holdings Inc.	United States/DE
Nielsen International Holdings, Inc.	United States/DE
Nielsen Innovate NYC, LLC	United States/DE
eXelate, Inc.	United States/DE
Nielsen UK Finance I, LLC	United States/DE
Qterics, Inc.	United States/DE
Nielsen Sports America, LLC	United States/DE
Gracenote Inc	United States/DE
Gracenote International Holdco, LLC	United States/DE

Gracenote Digital Ventures, LLC	United States/DE
Gracenote South America Holdco, LLC	United States/DE
Baseline Acquisitions LLC	United States/DE
Baseline, LLC	United States/DE
VNU Marketing Information, Inc.	United States/DE
Nielsen Real Estate Management, Inc.	United States/NY
SuperData Research Holdings, Inc.	United States/NY
Research by SuperData LLC	United States/NY
TVTY Inc	United States/NY
TNC (US) Holdings, Inc.	United States/NY
Rhiza Labs, LLC	United States/PA
Gracenote Media Services, LLC	Unites States/DE
AGB Panamericana de Venezuela Medicion*	Venezuela

* Indicates a subsidiary entity that is not wholly-owned.

# Indicates joint venture.